Exhibit 99.1
Rocket Companies Announces First Quarter 2026 Results

•Generated Q1'26 total revenue, net of $2.94 billion and adjusted revenue of $2.82 billion. Adjusted revenue came in above the high end of our guidance range.
•Reported Q1'26 GAAP net income of $297 million and adjusted net income of $422 million.
•Delivered Q1'26 adjusted EBITDA of $738 million.

DETROIT, May 7, 2026 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based homeownership platform company including mortgage, real estate, title and personal finance businesses, today announced results for the first quarter ended March 31, 2026.

“Rocket is not waiting for the market to get easier. We are the company making homeownership easier by creating our own opportunity through distribution and technology. This quarter, we once again surpassed the top end of our guidance because search, origination, servicing, data and AI are connecting. Hard market. Stronger Rocket,” said Varun Krishna, CEO and Director of Rocket Companies.

First Quarter 2026 Financial Summary (1)

($ in millions, except per share amounts)

	Q1-26	Q1-25
	(Unaudited)
Total revenue, net	$2,941	$1,101
Total expenses	$2,541	$1,324
GAAP net income (loss)	$297	$(212)

Adjusted revenue	$2,822	$1,360
Adjusted net income	$422	$80
Adjusted EBITDA	$738	$169

GAAP diluted earnings (loss) per share	$0.10	$(0.08)
Adjusted diluted earnings per share	$0.15	$0.04

(1) "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

First Quarter 2026 Financial Highlights

During the first quarter of 2026:

•Generated total revenue, net of $2.94 billion and GAAP net income of $297 million. Generated total adjusted revenue of $2.82 billion and adjusted net income of $422 million.

•Generated $49.4 billion in total net rate lock volume and $44.7 billion in total closed mortgage loan origination volume. Total gain on sale margin was 2.74%.

•Excluding correspondent, generated $41.6 billion in net rate lock volume, $37.8 billion in closed loan volume and gain on sale margin was 3.22%.

•Total liquidity was $9.4 billion as of March 31, 2026, which includes $2.7 billion of cash and cash equivalents on the balance sheet, $2.3 billion of undrawn lines of credit, and $4.4 billion of undrawn available MSR and advance lines of credit.

•Total servicing portfolio unpaid principal balance was $2.1 trillion or 9.4 million loans serviced as of March 31, 2026, reinforcing the potential to drive significant recapture opportunity from the industry's largest portfolio.

Company Highlights

•Since closing the Mr. Cooper acquisition in October 2025, integration efforts have progressed ahead of schedule, reaching key milestones such as migrating more than half of the servicing portfolio to our unified servicing platform. We are on track to realize our original $400 million expense synergy target and expect to realize the full amount by the end of 2026, one full year earlier than planned.

•In February 2026, Rocket Pro launched its ‘Power Play’ initiative, offering mortgage broker partners up to 100 basis points of stacked pricing credit through Rocket’s partnership with Compass. The initiative combines enhanced purchase credits and integrated agent connectivity to strengthen broker competitiveness. Rocket Pro partners now also leverage best-in-class technology tools like Rocket Pro Navigate, a mortgage broker platform that surfaces high-performing agents and boosts broker marketing reach, and Jupiter, a next-generation loan origination system that allows brokers to accelerate speed to close and unlock greater productivity. Jupiter is complimentary and can be used whether loans are submitted to Rocket Mortgage or other lenders.

•AI prospecting is unlocking capacity and driving conversion. In Q1, we launched AI prospecting to unlock capacity and lift conversion for our loan officers. Prospecting, which includes helping clients find homes through conversational search, reaching servicing clients when they are in the money, and prequalifying purchase clients, used to be one of the most time-consuming and lowest-converting activities for our loan officers. Agentic AI now handles top-of-funnel prospecting and outreach, freeing up what previously took roughly two hours of loan officer time per day. Loan officers now spend that time with clients who are already engaged and prescreened, driving conversion higher by double digits. With our latest AI launches, we have added an incremental $1 billion in volume per month, on top of the incremental $1 billion added last quarter.

•In Q1, our home equity loans and jumbo loans more than doubled year-over-year, reflecting strong demand across a broader set of higher margin mortgage products. Supported by our robust top-of-funnel reach and expansive distribution network, our comprehensive product suite meets homebuyers and homeowners wherever they are on their homeownership journey.

•Redfin strengthened its position as a leading top-of-funnel home search platform for high-intent buyers, with monthly active users rising 3.3% year-over-year in March. March also marked a new record for digital purchase mortgage leads, which grew more than three times since the Redfin acquisition in July 2025. This lead growth was fueled by a range of rapid iterations to deeply connect and integrate the Rocket and Redfin experience, optimizing for conversion and delivering more streamlined client experiences.

•Rocket Companies was named to Fortune’s “100 Best Companies to Work For” list in 2025 for the 23rd consecutive year, ranking among the top-30 companies every year. This accolade reflects 40 years of intentional culture shaped by our 16 ISMs, or cultural principles, laid down by our founder Dan Gilbert. Our culture is proudly reflected and fostered across our company through our Rocket, legacy Redfin, and legacy Mr. Cooper team members, who are all united by the shared mission to Help Everyone Home.

•Rocket Community Fund, a partner company, announced new investments to expand access to homeownership and financial stability, including a $2 million commitment to grow the Rocket Wealth Accelerator program, supporting more than 800 participants across Michigan and Ohio, and over $1.2 million in grants to expand property tax foreclosure prevention efforts across Michigan, building on a decade-long track record of impact in Detroit.

•Rocket Community Fund and the Gilbert Family Foundation reached a major milestone in their historic $500 million, 10-year philanthropic commitment. Since its launch in 2021, $300 million has been deployed through more than 300 nonprofit partnerships to advance stable housing, economic development, and community investment in Detroit and Cleveland.

Second Quarter 2026 Outlook (2)

In Q2 2026, we expect adjusted revenue between $2.7 billion to $2.9 billion.

(2) Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Segments

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage digitally and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title and settlement services and appraisal management, complementing the Company’s end-to-end mortgage origination experience. Servicing and subservicing activities are fully allocated to the Direct to Consumer segment as they are viewed as an extension of the client experience, which positions us to have high retention and recapture the clients’ next refinance, purchase and personal loan transactions.

DIRECT TO CONSUMER (3)
($ in millions)

	Q1-26	Q1-25
	(Unaudited)
Total revenue, net	$2,228	$793
Adjusted revenue	$2,109	$1,052
Contribution margin	$1,147	$407

Partner Network

We provide industry-leading client service and leverage our widely recognized brand to strengthen our wholesale relationships, through Rocket Pro, as well as enterprise partnerships, and correspondent relationships. Rocket Pro works exclusively with mortgage brokers, community banks and credit unions, enabling them to maintain their own brand and client relationships while leveraging Rocket Mortgage's expertise, technology and award-winning process. Our enterprise partnerships include financial institutions and well-known consumer-focused companies that value our award-winning client experience and offer their clients mortgage solutions through our trusted brand. These organizations connect their clients directly to us through marketing channels and referrals. In our correspondent channel, we acquire mortgage loans from third-party mortgage originators and financial institutions, leveraging Rocket’s underwriting, fulfillment and secondary market capabilities.

PARTNER NETWORK (3)
($ in millions)

	Q1-26	Q1-25
	(Unaudited)
Total revenue, net	$300	$143
Adjusted revenue	$300	$143
Contribution margin	$144	$57

(3) We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include Salaries, commissions and team member benefits, General and administrative expenses, Marketing and advertising expenses, Interest expense, and Other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Unaudited Condensed Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash and cash equivalents on our balance sheet was $2.7 billion as of March 31, 2026.

Additionally, we have access to $2.3 billion of undrawn lines of credit, and $4.4 billion of undrawn available MSR and advance lines of credit, for a total liquidity position of $9.4 billion as of March 31, 2026.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	March 31, 2026	December 31, 2025
	(Unaudited)
Cash and cash equivalents	$2,687	$2,696
Mortgage servicing rights, at fair value	19,377	19,442
Secured financing	15,882	17,936
Unsecured financing	10,430	10,423
Total equity	23,230	22,898

First Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on May 7, 2026 to discuss its results for the quarter ended March 31, 2026. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Millions, Except Per Share Amounts)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$688	$507
Fair value of originated MSRs	688	265
Gain on sale of loans, net	1,376	772
Loan servicing income (loss)
Servicing fee income	1,083	401
Change in fair value of MSRs, net	(485)	(449)
Loan servicing income (loss), net	598	(48)
Interest income (1)	507	201
Other income (1)	460	176
Total revenue, net (1)	2,941	1,101
Expenses
Salaries, commissions and team member benefits	1,079	610
General and administrative expenses	535	261
Marketing and advertising expenses	345	276
Interest expense (1)	349	109
Depreciation and amortization	146	27
Other expenses (1)	87	41
Total expenses (1)	2,541	1,324
Income (loss) before income taxes	400	(223)
(Provision for) benefit from income taxes	(103)	11
Net income (loss)	297	(212)
Net loss attributable to non-controlling interest	—	202
Net income (loss) attributable to Rocket Companies	$297	$(10)

Earnings (loss) per share of Participating Common Stock
Basic	$0.11	$(0.07)
Diluted	$0.10	$(0.08)

Weighted average shares outstanding
Basic	2,828,455,368	147,717,296
Diluted	2,846,974,742	2,001,936,379

(1)    Beginning first quarter of 2026, we reclassified certain interest-related activity within the Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). These reclassifications have no impact on previously reported consolidated net income, financial position, or cash flows. Prior period amounts that are impacted have been reclassified to conform to the current presentation. Specifically, Interest income, net was retitled to Interest income and Interest and amortization expense on non-funding debt was retitled to Interest expense. Consistent with this revised presentation, Interest expense on funding facilities, which had historically been presented as a contra-revenue component of Interest income, net, was reclassified to Interest expense. Additionally, deposit income primarily related to custodial deposits was reclassified from Other income to Interest income, and certain other interest expense was reclassified from Other expenses to Interest expense.

Condensed Consolidated Balance Sheets
($ In Millions)

	March 31, 2026	December 31, 2025
Assets	(Unaudited)
Cash and cash equivalents	$2,687	$2,696
Mortgage loans held for sale, at fair value	13,928	15,471
Derivative assets, at fair value	734	360
Mortgage servicing rights (“MSRs”), at fair value	19,377	19,442
Advance receivables, net of reserves and discount	1,623	2,040
Property and equipment, net	273	260
Loans subject to repurchase right from Ginnie Mae	5,365	5,125
Intangible assets, net	2,109	2,224
Goodwill	10,611	10,611
Other assets	2,732	2,456
Total assets	$59,439	$60,685
Liabilities and equity
Liabilities
Secured financing	15,882	17,936
Unsecured financing	10,430	10,423
Derivative liabilities, at fair value	360	145
Loans subject to repurchase right from Ginnie Mae	5,365	5,125
Accounts payable and other liabilities	4,172	4,158
Total liabilities	$36,209	$37,787
Equity
Additional paid-in capital	22,809	22,774
Retained earnings	421	124
Total equity	23,230	22,898
Total liabilities and equity	$59,439	$60,685

Summary Segment Results for the Three Months Ended March 31, 2026 and 2025
($ in millions)
(Unaudited)

Three Months Ended March 31, 2026	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total revenue, net	$2,228	$300	$2,528	$413	$2,941
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	(119)	—	(119)	—	(119)
Adjusted revenue	2,109	300	2,409	413	2,822
Less: Directly attributable expenses	962	156	1,118	337	1,455
Contribution margin (1)	$1,147	$144	$1,291	$76	$1,367

Three Months Ended March 31, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total revenue, net	$793	$143	$936	$165	$1,101
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges)	259	—	259	—	259
Adjusted revenue	1,052	143	1,195	165	1,360
Less: Directly attributable expenses	645	86	731	126	857
Contribution margin (1)	$407	$57	$464	$39	$503

(1)     We measure the performance of our operating segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses, interest expense and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services).

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Total revenue, net	$2,941	$1,101
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (1)	(119)	259
Adjusted revenue	$2,822	$1,360
(1)    Reflects changes in market interest rates and assumptions, including option adjusted spread ("OAS") and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income Reconciliation
($ in millions)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Net income (loss) attributable to Rocket Companies	$297	$(10)
Net loss impact from pro forma conversion of Class D common shares to Class A common shares (1)	—	(202)
Adjustment to the (Provision for) benefit from income taxes (2)	1	43
Tax-effected net income (loss) (2)	298	(169)
Share-based compensation expense	88	40
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (3)	(119)	259
Acquisition-related expenses (4)	79	28
Amortization of acquired intangible assets (5)	113	—
Other adjustments (6)	5	1
Tax impact of adjustments (7)	(42)	(79)
Adjusted net income	$422	$80
(1)    Reflects net income (loss) to Class A common shares from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders during the periods ended March 31, 2025. Class D common shares were surrendered and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and foreign taxes with respect to its allocable share of any net taxable income or loss of Rocket, Limited Partnership ("Holdings LP"). The Adjustment to the (Provision for) benefit from income taxes reflects the difference between (a) the income tax computed using the effective tax rates below applied to the Adjusted income (loss) before income taxes based upon Rocket Companies, Inc. owning 100% of the non-voting common interest units of Holdings LP for all three months presented and (b) the (Provision for) benefit from income taxes for the periods presented. The effective income tax rate was 25.60% and 24.32% for the three months ended March 31, 2026 and 2025, respectively.

(3)    Reflects changes in market interest rates and assumptions, including OAS and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(4)    Primarily consists of transaction costs associated with the Redfin Acquisition and the Mr. Cooper Acquisition (together, "the Acquisitions") and Up-C Collapse, such as professional service fees (including integration costs), and severance expense.

(5)    Reflects amortization of intangible assets related to the Acquisitions.

(6)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the historical purchases of Holdings LP Units, net of payment obligations under the Tax Receivable Agreement and change in equity investments.

(7)    Tax impact of adjustments gives effect to the income tax related to Share-based compensation expense, Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets and Other adjustments, at the effective tax rates for each period.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Diluted weighted average Participating Common Stock outstanding	2,846,974,742	2,001,936,379
Assumed pro forma conversion of Class D shares (1)	—	—
Adjusted diluted weighted average shares outstanding	2,846,974,742	2,001,936,379

Adjusted net income	$422	$80
Adjusted diluted earnings per share	$0.15	$0.04
(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common shares to Class A common shares. For the three months ended March 30, 2025, Class D common shares were dilutive and are included in the Diluted weighted average Participating Common Stock outstanding in the table above. Class D common shares were surrendered and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Net income (loss)	$297	$(212)
Bond interest expense (1)	139	38
Provision for (benefit from) income taxes	103	(11)
Depreciation and amortization (2)	33	27
Share-based compensation expense	88	40
Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges) (3)	(119)	259
Acquisition-related expenses (4)	79	28
Amortization of acquired intangible assets (5)	113	—
Other (6)	5	—
Adjusted EBITDA	$738	$169
(1)    Bond interest expense reflects interest incurred on the Company's Senior Notes, recognized within Interest expense on the Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss).

(2)    The three months ended March 31, 2026 exclude the impact of amortization of acquired intangible assets.

(3)    Reflects changes in market interest rates and assumptions, including OAS and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(4)    Primarily consists of transaction costs associated with the Acquisitions and Up-C Collapse, such as professional service fees (including integration costs), and severance expense.

(5)    Reflects amortization of intangible assets related to the Acquisitions.

(6)    Reflects change in equity investments.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share and Adjusted EBITDA as non-GAAP measures which management believes provide useful information to investors. We believe the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define non-GAAP financial measures differently, and as a result, our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as Total revenue, net of the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges). We define “Adjusted net income” as Tax-effected Net income (loss) before Share-based compensation expense, the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets, Other adjustments and Tax impact of adjustments as applicable. We define “Adjusted diluted earnings per share” as Adjusted net income divided by the Adjusted diluted weighted average shares outstanding which includes Diluted weighted average Participating Common Stock outstanding and the Assumed pro forma conversion of Class D shares for the applicable period presented. We define “Adjusted EBITDA” as Net income (loss) before Bond interest expense, Provision for (benefit from) income taxes, Depreciation and amortization, Share-based compensation expense, Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), Acquisition-related expenses, Amortization of acquired intangible assets and Other.

We exclude from each of our non-GAAP financial measures the Change in fair value of MSRs and related liabilities due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including OAS and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude gains or losses on sales of MSRs during the period and effects of contractual prepayment protection associated with sales of MSRs. Further, we exclude the amortization of intangible assets recognized from the Acquisitions from Adjusted net income and Adjusted EBITDA. The intangible assets related to the Acquisitions were recorded as part of purchase accounting and the related amortization recorded over their useful lives represents a fixed non-cash expense that is not indicative of our ongoing performance or results of operations. Adjusted EBITDA includes interest expense on secured financing which is recorded as a component of Interest expense, as these expenses are a direct cost driven by loan origination volume. By contrast, Bond interest expense is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In determining our non-GAAP provision for income taxes, which can differ significantly from our GAAP provision for income taxes, we apply a long-term projected non-GAAP tax rate that excludes certain significant, non-recurring and period-specific income tax effects, such as changes in judgment or estimates of tax matters related to prior years, changes in the valuation allowance related to deferred tax assets, changes in tax laws, and changes to our business structure including impacts from business combinations. The application of a long-term non-GAAP tax rate helps us assess the core profitability of our business operations and compare to our historical operating results. In arriving at the long-term non-GAAP tax rate used in fiscal year 2026, we evaluated our structure after the Up-C Collapse in 2025 and projections and currently available information for fiscal year 2026 through 2028. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above including tax impacts related to nondeductible executive equity compensation. Additionally, we considered our current operating structure and other factors such as our existing and potential tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. The projected long-term non-GAAP tax rate could be subject to change for several reasons, including significant changes in our geographic earnings mix or in application of tax laws in major jurisdictions in which we operate. As such, we periodically re-evaluate the appropriateness of the long-term non-GAAP tax rate and may adjust for significant changes.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash expenses, and deduct certain gains that are included in calculating Total revenue, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies, Inc. (NYSE: RKT) is a Detroit-based homeownership platform including mortgage, real estate and personal finance businesses: Rocket Mortgage, Redfin, Rocket Close, Rocket Money and Rocket Loans.

With insights from more than 160 million calls with clients each year, more than 30 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled homeownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 23 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035